Exhibit 10.16

Execution

AMENDMENT NO. 4

TO

ASSET PURCHASE AGREEMENT

THIS AMENDMENT NO. 4 TO ASSET PURCHASE AGREEMENT (this “Amendment”) is made as of the 7th day of July, 2008 (the “Effective Date”), between L.M. BERRY AND COMPANY, a Georgia corporation (“Seller”), and THE BERRY COMPANY LLC, a Colorado limited liability company (“Purchaser”), as assignee of Local Insight Regatta Holdings, Inc. and successor to Local Insight Berry Holdings LLC.

R E C I T A L S:

A.	Purchaser and Seller are parties to that certain Asset Purchase Agreement dated as of February 1, 2008, as amended by that certain Amendment No. 1 to Asset Purchase Agreement dated as of April 11, 2008, as further amended by that certain Amendment No. 2 to Asset Purchase Agreement dated as of April 17, 2008, and as further amended by that certain Amendment No. 3 to Asset Purchase Agreement dated as of April 18, 2008 (as so amended, the “Purchase Agreement”).

B.	Seller and Purchaser desire to further amend and modify the Purchase Agreement as set out in this Amendment.

NOW, THEREFORE, in consideration of the premises, and the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used in but not defined in this Amendment shall have the respective meanings ascribed thereto as set forth in the Purchase Agreement.

2. Amendment of Section 1.7(c). The reference to “seventy-five (75) calendar days” in the first sentence of Section 1.7(c) of the Purchase Agreement is hereby deleted and replaced with “one hundred and five (105) calendar days.”

3. Effective Date. This Amendment shall become effective on the Effective Date.

4. No Other Amendments. Except as expressly amended and modified herein, the Purchase Agreement shall continue in full force and effect in accordance with its terms.

5. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. It shall not be necessary that any single counterpart hereof be executed by all parties so long as at least one counterpart hereof is executed by each of the parties hereto.

6. Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of law principles.

[Signatures Appear on Following Pages]

IN WITNESS WHEREOF, the parties hereto have executed or have caused this Amendment to be executed by a duly authorized officer or Authorized Representative as of the date first above written.

L.M. BERRY AND COMPANY

By:	/s/ A. Langley Kitchings
Name:	A. Langley Kitchings
Title:	V.P. – General Counsel and Secretary

IN WITNESS WHEREOF, the parties hereto have executed or have caused this Amendment to be executed by a duly authorized officer or Authorized Representative as of the date first above written.

THE BERRY COMPANY LLC

By:	/s/ John S. Fischer
Name:	John S. Fischer
Title:	General Counsel and Secretary

[Signature Page to Amendment No. 4 to Asset Purchase Agreement]